Exhibit 10.38

FINAL: 4/10/14

KADMON HOLDINGS, LLC

2014 LONG-TERM INCENTIVE PLAN

(as amended 12/17/14)

1.                                      Establishment, Purpose and Types of Awards

KADMON HOLDINGS, LLC, a Delaware limited liability company (the “Company”), hereby establishes the KADMON HOLDINGS, LLC 2014 LONG-TERM INCENTIVE PLAN (the “Plan”). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve equity value and to contribute to the growth and financial success of the Company through their future services, and (ii) enabling the Company to attract, retain and reward the best-available persons.

The Plan permits the granting of compensation awards that are designed to provide a benefit corresponding to the existing value and/or the appreciation in value of Awards made under the Plan. Awards that result in a deferral of compensation are designed to comply with the requirements of Code section 409A to the extent such Award is not otherwise exempt from such requirements.

2.                                      Definitions

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a)                                 “Account” means a bookkeeping account established to record a Participant’s EAR Units and/or cash benefit under the Plan.

(b)                                 “Administrator” means the Board or the committee(s) or officer(s) appointed by the Board that have authority to administer the Plan as provided in Section 3 hereof. As of the Effective Date, the Committee shall act as the Administrator.

(c)                                  “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity, or the power to direct the management and policies of the entity, by contract or otherwise.

(d)                                 “Award” means Equity Appreciation Rights Units, rights or other equity-based awards.

(e)                                  “Board” means the Board of Managers of the Company as set forth in the Operating Agreement.

(f)                                   “Change in Control” means: a (i) Change in Ownership of the Company, or (ii) Change in the Ownership of Assets of the Company, as described herein and construed in accordance with Code section 409A.

(i)                                     A Change in Ownership of the Company shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire, ownership of the equity interests of the Company that, together with the stock held by such Person or Group, constitutes more than 50% of the total fair market value or total voting power of the equity interests of the Company. However, if any one Person is, or Persons Acting as a Group are, considered to own more than 50% of the total fair market value or total voting power of the equity interests of the Company, the acquisition confidential

of additional stock by the same Person or Persons Acting as a Group is not considered to cause a Change in Ownership of the Company. An increase in the percentage of equity interests owned by any one Person, or Persons Acting as a Group, as a result of a transaction in which the Company acquires its equity interests in exchange for property will be treated as an acquisition of equity interests.

(ii)                                  A Change in the Ownership of Assets of the Company shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire (or has or have acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons), assets from the Company that have a total gross fair market value equal to or more than 85% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

The following rules of construction apply in interpreting the definition of Change in Control:

(A)                               A Person means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than employee benefit plans sponsored or maintained by the Company and by entities controlled by the Company or an underwriter of the equity interests of the Company in a registered public offering.

(B)                               Persons will be considered to be Persons Acting as a Group (or Group) if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a Person owns equity interests in both corporations that enter into a merger, consolidation, purchase or acquisition of equity, or similar transaction, such holder is considered to be acting as a Group with other holders only with respect to the ownership in that entity before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a Group solely because they purchase assets of the same entity at the same time or purchase or own stock of the same corporation at the same time, or as a result of the same public offering.

(C)                               For purposes of this definition fair market value shall be determined by the Administrator.

(D)                               A Change in Control shall not include a transfer to a related person as described in Section 409A.

(E)                                For purposes of this definition, Code Section 318(a) applies to determine ownership. Equity underlying a vested option is considered owned by the individual who holds the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for equity that is not substantially vested (as defined by Treasury Regulation §1.83-3(b) and (j)), the equity underlying the option is not treated as owned by the individual who holds the option.

(g)                                  “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(h)                                 “Committee” means the compensation committee of the Board as constituted from time to time. As of the Effective Date, said compensation committee is comprised of Susan Wiviott, Alexandria Forbes and Eugene Bauer.

(i)                                     “Common Stock” means the shares of common stock or common equity interests of the Company registered in connection with an Initial Public Offering.

(j)                                    “Company” means Kadmon Holdings, LLC, a Delaware limited liability company or any successor thereto.

(k)                                 “Determination Date” means any of (i) the consummation date of an IPO, (ii) the consummation date of a Change in Control, or (iii) any Settlement Date later than the events in subsections (i) or (ii) pursuant to an Award, each as determined by the Administrator, in its sole discretion.

(l)                                     “Director” means a Director or Manager of the Company.

(m)                             “Disability” means the inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(n)                                 “Effective Date” has the meaning in Section 9(k).

(o)                                 “Eligibility Date” means the date an individual first becomes an Eligible Individual.

(p)                                 “Eligible Individual” means an Employee, Director or individual performing services for the Company who (i) satisfies such eligibility criteria as the Committee may establish for such Performance Period, or (ii) is individually designated by the Committee as eligible for participation in this Plan. In no event shall a new Employee, Director, or other service provider become an Eligible Individual earlier than the first day of the calendar month coinciding with or next following his or her hire date or the date the individual first performs services, as applicable. An Employee who is a Participant in the Plan as an Eligible Individual shall remain an Eligible Individual (and shall not incur a Separation from Service) during an approved sabbatical or leave of absence not exceeding six months.

(q)                                 “Employee” means a person employed by an Employer in a full-time capacity in a common law employee-employer relationship; provided, however, that an “Employee” shall not include an individual who is not on an Employer’s payroll or whom the Employer classifies as an independent contractor (irrespective of whether a court, a governmental agency or the Employer subsequently reclassifies such individual as an employee).

(r)                                    “Employer” means the Company and any other Affiliate that is designated as a participating employer in the Plan, and any successor to the foregoing.

(s)                                   “Equity” means the Class A membership interests in the Company or any other equity ownership interest in the Company but excluding any convertible debt instrument.

(t)                                    “Equity Appreciation Rights Unit” or “EAR Unit” means the right to a payment amount equal to a portion of the appreciation in one Class A membership unit in the Company (or any successor securities) from the Grant Date to the Determination Date as set forth in the Grant Agreement, subject to the terms of the Plan.

(u)                                 “Equity Value” means, as of any Determination Date, the aggregate Fair Market Value of all of the outstanding Equity in the Company determined on a fully diluted basis assuming the exercise of all derivative securities.

(v)                                 “Fair Market Value” means, with respect to the Company’s outstanding Equity, as of any date:

(i)                                     if the principal market for the common Equity (as determined by the Administrator if the common Equity is listed or admitted to trading on more than one exchange or market) is a national securities exchange or an established securities market, the official closing price per traded common Equity for the regular market session on that date on the principal exchange or market on which the common Equity indeed is then listed or admitted to trading or, if no sale is reported for that date, on the last preceding day for which a sale was reported;

(ii)                                  if the principal market for the common Equity is not a national securities exchange or an established securities market, the average of the highest bid and lowest asked prices for the common Equity on that date as reported on a national quotation system or, if no prices are reported for the date, on the last preceding day for which prices were reported; or

(iii)                               if the common Equity is neither listed or admitted to trading on a national securities exchange or an established securities market, nor quoted by a national quotation system, the value determined by the Administrator in good faith by the reasonable application of a reasonable valuation method in accordance with Section 409A.

(w)                               “G.A.A.P.” means U.S. generally accepted accounting principles consistently applied.

(x)                                 “General Release” is described in Section 8(c). The General Release shall not require the release of claims for indemnification under the Company’s insurance policies or governing documents or claims that may not be waived under applicable law.

(y)                                 “Grant Agreement” means a written document, including an electronic writing acceptable to the Administrator, memorializing the terms and conditions of an Award granted pursuant to the Plan and which shall incorporate the terms of the Plan.

(z)                                  “Grant Date” means the effective date of an Award as set forth in the Grant Agreement.

(aa)                          “Initial Public Offering” or “IPO” means a public offering of the Company’s Equity pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission on Form S-1.

(bb)                          “Operating Agreement” means the Operating Agreement of the Company, as amended from time to time.

(cc)                            “Participant” means a current or former Eligible Individual who has received an Award and whose Account has not yet been distributed in full or forfeited.

(dd)                          “Performance Period” means the period beginning as of the Effective Date and ending December 31, 2024.

(ee)                            Deleted.

(ff)                              “Plan” means this Kadmon Holdings, LLC 2014 Long-Term Incentive Plan, as amended from time to time.

(gg)                            “Section 409A” means section 409A of the Code, as interpreted by regulations and other guidance promulgated thereunder.

(hh)                          “Separation from Service” means a termination of employment or termination of a Participant’s or service relationship with the Company and its Affiliates that qualifies as a separation from service within the meaning of Section 409A.

(ii)                                  “Settlement Date” means the date an Award, or a portion thereof, is paid.

(jj)                                “Unit” means a EAR Unit.

(kk)                          “Vesting Date” means the effective date of an IPO or the consummation date of a Change in Control unless otherwise set forth in the Grant Agreement.

3.                                      Administration

(a)                                 Administration of the Plan. The Plan shall be administered by the Administrator.

(b)                                 Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the Eligible Individuals to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of EAR Units to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards; provided however, that, except as otherwise permitted under Section 9(d) of the Plan, any modification, amendment, extension, renewal or substitution that would materially adversely affect any outstanding Award shall not be made without the consent of the holder, but if any of the foregoing actions results in a change in the tax consequences with respect to an Award such change shall not be considered to be a material adverse effect on the Award; (vi) accelerate the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or payment of an Award following termination of any grantee’s employment or other relationship with the Company; (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid with respect to any performance period; and (viii) for any purpose, including but not limited to, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish, amend, modify, administer or terminate sub plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

The Administrator shall have full power and authority, in its sole and absolute discretion, to administer, construe and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued thereunder, to establish, amend, rescind and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable, and to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Administrator shall deem it desirable to carry it into effect.

(c)                                  Non-Uniform Determinations. The Administrator’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards, and the ramifications of a Change in Control upon outstanding Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d)                                 Limited Liability. To the maximum extent permitted by law, no individual acting as, by or on behalf of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e)                                  Indemnification. To the maximum extent permitted by law and by the Company’s Operating Agreement, charter and/or by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

(f)                                   Action. The Administrator shall act by a majority of its members; provided however, that a Committee member shall recuse himself or herself from any action directly impacting such members participation in the Plan or Account balance.

(g)                                  Effect of Administrator’s Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its equityholders, any Participants in the Plan, and any other Employee, consultant, service provider, or Director of the Company, and their respective successors in interest.

4.                                      Awards Available for the Plan; Maximum Value of Awards

Subject to adjustments as provided in Section 9(d) of the Plan, the value of Awards granted under the Plan shall not exceed, in the aggregate, 10% of the Equity Value of the Company as of any Determination Date. If any Award, or portion of an Award, under the Plan expires or terminates without payment, or is forfeited or otherwise terminated, surrendered or canceled in connection with any Award (whether or not such Award surrendered), or if any amounts are withheld by the Company, the amounts subject to such Award and any repurchased, surrendered and withheld equity interests shall thereafter be available for further Awards under the Plan.

5.                                      Participation

Participation in the Plan shall be open to all Eligible Individuals, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or an Affiliate, provided that such Awards shall not become vested, and no units shall be issued to such individual, prior to the date the individual first commences performance of such services.

6.                                      Types of Awards

The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards, concurrently with or with respect to outstanding Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement.

(a)                                 Equity Appreciation Rights. The Administrator may from time to time grant to Eligible Individuals Awards of EAR Units. An EAR Unit entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the Determination Date of one EAR Unit over (B) the base price specified in the Grant Agreement, and (ii) the number of EAR Units specified by the Award, or, when applicable, the portion thereof which is exercised. The base price per Unit specified in the Grant Agreement shall not be less than the Fair Market Value of the EAR Unit on the Grant Date. Payment by the Company of the amount receivable upon any exercise of an EAR Unit shall be determined in accordance with Section 8.

(b)                                 Deleted.

(c)                                  Performance Awards. The Administrator may, in its discretion, grant performance Awards which become payable on account of attainment of one or more performance goals established by the Administrator. Performance goals established by the Administrator may be based on the Company’s or an Affiliate’s operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Company or an Affiliate as a whole, over such performance period as the Administrator may designate. No performance period shall end prior to an IPO or a Change in Control. Performance awards shall be settled in accordance with Section 8 and economic performance criteria shall be determined in accordance with G.A.A.P.

7.                                      Vesting of Awards

(a)                                 General Vesting. Unless otherwise provided in a Grant Agreement, a Participant must be continuously employed, be within the term of an existing employment agreement, including the period of compensation continuation under any such employment agreement or otherwise, or be continuously providing services from the Grant Date of an Award through the Vesting Date to become 100% vested in an Award; and subject to the requirements of the Plan and the Grant Agreement, Awards shall vest on the applicable Vesting Date or Vesting Dates. A Participant shall be considered to remain continuously employed or continuously performing services during any period in which the Participant does not incur a Separation from Service. Subject to the provisions of Section 7(b), unvested Awards shall terminate upon a Participant’s Separation from Service unless extended in connection with compensation continuation pursuant to the terms of an employment agreement or otherwise.

(b)                                 Death and Disability. Unless otherwise provided in a Grant Agreement, a Participant shall become 100% vested in an Award if the Participant incurs a Separation from Service due to death or Disability and a Vesting Date occurs within the 365-day period immediately following such Separation from Service and prior to the end of the Performance Period. In the event of a Separation from Service due to Disability, the Award shall also expire on the earliest of (i) the date the Participant subsequently becomes employed as an employee of any enterprise or otherwise provides services in exchange for a fee or (ii) at the end of the 365-day period.

(c)                                  Expiration. All unvested Awards shall terminate at the end of the Performance Period.

8.                                      Payment of Awards

(a)                                 Award Amount. The value of a Participant’s Award with respect to an EAR Unit shall be determined pursuant to Section 6(a) and the Participant’s Grant Agreement.

(b)                                 Payment Dates. Unless otherwise provided in a Grant Agreement, subject to the requirements of Section 8(c), the following payment rules shall apply.

(i)                                     In the case of a Change in Control, a Participant shall receive payment with respect to 100% of his outstanding Units as of the consummation of a Change in Control in accordance with Section 9(c)(iii) of the Plan.

(ii)                                  In the case of an IPO, a Participant’s Award shall be nonforfeitable with 25% of the value of the Award paid pursuant to the IPO Determination Date and the remaining 75% of the value of such Award paid in a lump sum on or before March 15 of the tax year following the Vesting Date.

(iii)                               In the case of a payment pursuant to the occurrence of a Vesting Date following Separation from Service due to death or Disability, payment shall be made in a lump sum on the Vesting Date.

(c)                                  Release Requirement. No amount shall become payable under an Award unless the Participant executes a General Release of all claims against the Company and its Affiliates effective as of the applicable Settlement Date, and such General Release remains in effect. To the extent the consideration and revocation period of the General Release extends beyond the Participant’s current tax year, payment will be made in the later tax year.

(d)                                 Form of Payment. No Participant may elect the payment medium under an Award and no final determination regarding the payment medium shall be required to be made prior to an applicable Vesting Date. In no event shall the Company be required to issue equity securities pursuant to the Plan if such issuance would violate the Operating Agreement or trigger existing members’ preemptive rights thereunder. Except as otherwise provided in Section 8(b) above or as set forth in a Grant Agreement, all payments shall be made in a lump sum, within 60 days following the applicable Vesting Date subject to compliance with the provisions in Section 8(c).

(e)                                  Restrictive Covenants. The Administrator may condition the recoupment of an Award, and the receipt and/or retention of any payment, upon compliance with the terms and conditions of any restrictions covenants set forth in the Participant’s Grant Agreement including, but not limited to, those set forth in Appendix A.

(f)                                   Section 409A. Unless otherwise provided in a Grant Agreement, all Award payments shall be paid prior to March 15 of the tax year following the year in which a payment amount is no longer subject to a substantial risk of forfeiture in accordance with the provisions of Section 409A.

9.                                      Miscellaneous

(a)                                 Withholding of Taxes. Participants and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax withholding obligation.

(b)                                 Transferability. No Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative.

(c)                                  Adjustments for Corporate Transactions and Other Events.

(i)                                     Equity Dividend, Equity Split and Reverse Equity Split. In the event of an Equity dividend of, or Equity split or reverse Equity split affecting the Equity or Common Stock, (A) the maximum number of Units as to which Awards may be granted under this Plan, as provided in Section 4 of the Plan, and (B) the Units covered by outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event unless the Board determines, at the time it approves such dividend, split or reverse split, that no such adjustment shall be made. The Administrator may make adjustments, in its discretion, to address the treatment of fractional interests that arise with respect to outstanding Awards as a result of the Equity dividend, Equity split or reverse Equity split.

(ii)                                  Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 9(c)(i), in the event of any change affecting the equity of Equity, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control of the Company, the Administrator, in its discretion and without the consent of the holders of the Awards, may make (A) appropriate adjustments to number and kind of Units reserved for issuance or with respect to which Awards may be granted under the Plan, as provided in Section 4 of the Plan; and (B) any adjustments in outstanding Awards, including but not limited to modifying the number, kind and price of securities used to measure the value or increase or decrease in value of underlying Awards.

(iii)                               Change in Control Transactions. Unless otherwise provided in a Grant Agreement, in the event of any transaction resulting in a Change in Control of the Company, outstanding Awards will terminate upon the effective time of such Change in Control, subject to the remaining provisions of this Section 9(c)(iii). In the event of such termination, (A) all outstanding Awards will vest upon the effective time of the Change in Control; (B) all Awards will be valued using the date of the consummation of the Change in Control as the Determination Date; and (C) all Awards will be paid in a lump sum within 60 days following the effective date of the Change in Control, subject to the execution and delivery, without later revocation, of a release of claims against the Company and its Affiliates in a form acceptable to the Company; provided, however, that such release shall be delivered to the Participant at or prior to the effective time of the Change of Control, confirm a period of time not to exceed 60 days for the Participant to execute the release (inclusive of any revocation period); and with respect to any such release that could, by its terms, result in payment in a later tax year shall provide for payment in such later tax year.

(iv)                              Unusual or Nonrecurring Events. The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, accounting principles, or

G.A.A.P. changes or adjustments whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. No such changes shall adversely impact outstanding Awards unless required by applicable law.

(d)                                 Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or equity securities of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

(e)                                  Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time. Except as otherwise determined by the Board, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. No existing Award may be adversely modified without the Participant’s consent.

(f)                                   Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under the Plan.

(g)                                  No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(h)                                 No Rights as a Member or Partner. Nothing in this Plan shall be interpreted or construed as giving any person any rights as a partner or equityholder of the Company or any Affiliate or any right to become a partner of equityholder of the Company or any Affiliate. No Participant shall have any rights under the Operating Agreement pursuant to the receipt of an Award.

(i)                                     Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles.

(j)                                    409A Savings Clause. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Section 409A. The Plan and all Awards granted under the Plan shall be administered, interpreted, and construed in a manner consistent with Section 409A to the extent necessary to avoid the imposition of additional taxes under Code section 409A(a)(1)(B). Should any provision of the Plan, any Grant Agreement, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Code Section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Administrator, and without the consent of the holder of the Award, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Code Section 409A. Notwithstanding anything in the Plan to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Code Section 409A unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation § 1.409A-3(j)(4) or any successor provision.

Notwithstanding any other provision of this Plan, if any payment or benefit provided a grantee in connection with his termination of employment is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and the grantee is determined to be a “specified employee” as defined in Code section 409A(a)(2)(b)(i), then such payment or benefit shall not be paid until the first payroll date to occur following the six-month anniversary of the Termination Date (the “Specified Employee Payment Date”). The aggregate of any payments that would otherwise have been paid before the Specified Employee Payment Date shall be paid to the grantee in a lump sum on the Specified Employee Payment Date and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule.

(k)                                 Effective Date; Termination Date. The Plan is effective as of May 29, 2014 as adopted by the Company (“Effective Date”). No Award shall be granted under the Plan after the close of business on the day immediately preceding the 5th anniversary of the Effective Date of the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

(l)                                     Compliance with Law. The Company may require that a Participant, as a condition to exercise of an Award provide to the Company, at the time of each such exercise, such written representations as may be necessary to permit the Company to comply with applicable securities laws or other laws in connection with the issuance of any Equity or Award, including representations as to the knowledge and experience in financial and business matters of the grantee and the grantee’s ability to bear the economic risk of the grantee’s investment.

(m)                             Company Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award issued under the Plan. No Employee, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of such action; provided, however, that a Participant shall be entitled to the full value of the Participant’s outstanding Award with such value determined prior to any adverse impact on the Award associated with the corporate action.

(n)                                 Plan Subject to Operating Agreement. This Plan is subject to the Operating Agreement, as amended from time to time. Notwithstanding the foregoing, in the event of a conflict between this Plan and the Operating Agreement, this Plan shall control.

PLAN APPROVAL

Date Approved by the Board: May 29, 2014